UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 10, 2020

United States Steel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street,
Pittsburgh, PA 15219-2800
(Address of Principal Executive Offices, and Zip Code)

(412) 433-1121
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	X	New York Stock Exchange
Common Stock	X	Chicago Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 13, 2020, United States Steel Corporation (the “Corporation”), announced that Manpreet Grewal, age 41, has been appointed as Vice President & Controller and will serve as the Corporation’s principal accounting officer, effective as of March 30, 2020, replacing Kimberly Fast, who currently serves as the Corporation’s Acting Controller and principal accounting officer. Ms. Fast will remain with the Corporation as Assistant Controller.

Mr. Grewal has served as Vice President, Business Finance, Controller and Chief Accounting Officer at Covanta Holding Corporation since February 2017. Prior to Covanta, Mr. Grewal spent fourteen years at Johnson Controls Inc., (formerly Tyco International) in roles of increasing responsibility in the areas of internal audit, accounting, controllership and financial planning and analysis, most recently as Senior Global Director, Internal Audit from 2014 to 2017. Mr. Grewal earned a bachelor’s degree in commerce from Punjabi University Patiala. Mr. Grewal is also a certified public accountant, certified management accountant and certified fraud examiner.

Mr. Grewal has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, and Mr. Grewal has no familial relationships with executives or directors of the Corporation.

The Compensation & Organization Committee (the “Committee”) of the Board of Directors of the Corporation approved the following compensation package for Mr. Grewal, generally effective March 30, 2020:

•	Base salary in the amount of $375,000;

•	Target annual cash bonus of 60% base salary under the Corporation’s Annual Incentive Compensation Plan;

•
Target annual grant of $300,000 under the Corporation’s Long-Term Incentive Program (to be awarded in the form of 40% time-based restricted stock units, 30% performance-based restricted stock units, and 30% performance-based cash);

•	New hire cash incentive award of $275,000, payable in two installments; and

•	Relocation benefits.

Mr. Grewal’s offer letter also provides that, in the event Mr. Grewal is involuntarily terminated without cause within two years of his hire date, he will be entitled to a benefit equivalent to twelve months base salary and one year of target bonus. Mr. Grewal was also designated by the Committee as a Tier III participant in the Corporation’s Change in Control Plan.

Mr. Grewal will receive compensation pursuant to certain plans provided by the Corporation, including, health and benefit plans and retirement plans typically available to other executive officers. A description of these compensation plans can be found in the Corporation’s proxy statement filed on Schedule 14A with the Securities and Exchange Commission on March 13, 2020. He also entered into customary non-compete and confidentiality agreements with the Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Duane D. Holloway
Duane D. Holloway
Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary

Dated: March 13, 2020